UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 24, 2013

(January 23, 2013)

CARIBOU COFFEE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue North

Brooklyn Center, MN

(Address of principal executive offices including Zip Code)

(763) 592-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 24, 2013, Caribou Coffee Company, Inc., (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the merger of Pine Merger Sub, Inc. (“Purchaser”) with and into the Company (the “Merger”) in accordance with the terms of the Agreement and Plan of Merger, dated as of December 16, 2012, among the Company, JAB Beech Inc. (“Parent”) and Purchaser (the “Merger Agreement”) and the Minnesota Business Corporation Act (the “MBCA”) and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration (the “Form 25”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the shares of common stock, par value $0.01, of the Company (the “Shares”). Pursuant to Rule 12d2-2 under the Exchange Act, the delisting of Shares from NASDAQ will be effective on February 3, 2013 and the Company’s reporting obligations under Section 12(b) of the Exchange Act will be suspended as of that date. Trading of the Shares on NASDAQ ceased as of the close of trading on January 24, 2013. The Shares will be deregistered under Section 12(b) of the Exchange Act no later than ninety (90) days, or such shorter period as the SEC may determine, after the date of the Form 25. On February 4, 2013, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s remaining reporting obligations under the Exchange Act, which filing will result in the immediate suspension of such reporting obligations.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the option (the “Top-Up Option”) to purchase directly from the Company 64,846,878 newly-issued Shares granted to Purchaser in the Merger Agreement, the Company issued to the Purchaser 64,846,878 Shares (the “Top-Up Shares”) for an aggregate purchase price of $1,037,550,048, of which $648,469 was paid in cash (which cash amount represents the par value of each purchased Top-Up Share) and the balance of which was paid by delivery of a promissory note. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares owned by Parent, Purchaser or any other affiliate of Parent that is directly or indirectly wholly owned by the ultimate parent of Parent, (ii) shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and (iii) shares held by Company shareholders who properly demand and perfect dissenters’ rights under Minnesota law) was converted into the right to receive $16 per Share, in cash (less any required withholding taxes and without interest) (the “Merger Consideration”). At the effective time of the Merger, the Company’s shareholders immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company (other than their rights to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings and growth.

Item 5.01.	Changes in Control of Registrant.

On January 23, 2013, Purchaser completed its tender offer (the “Offer”) for all outstanding Shares of the Company, at a price of $16 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), pursuant to the terms of the Merger Agreement. The Offer expired at 12:00 midnight, New York City time, on January 22, 2012. The Company was advised by the depositary for the Offer that, as of the expiration time of the Offer, a total of 13,554,419 Shares were validly tendered and not withdrawn (including Shares delivered through notices of guaranteed delivery), representing approximately 63.9% of the Shares outstanding on a fully diluted basis. On January 23, 2013, Purchaser accepted for payment all Shares that were validly tendered and not withdrawn prior to the expiration time of the Offer (such time of acceptance, the “Acceptance Time”) and has delivered payment for such Shares.

Purchaser acquired all of the remaining outstanding Shares of the Company’s common stock by means of a merger under Minnesota law. As a result of the purchase of shares in the Offer, Purchaser had sufficient voting power to approve the Merger without the affirmative vote of any other Company shareholder. In order to accomplish the Merger as a “short-form” merger, Purchaser exercised the Top-Up Option, which permits Purchaser to purchase additional shares of common stock of the Company directly from the Company for $16 per share (the same purchase price paid in the offer). The consummation of the Top-Up Option transaction took place on January 24, 2013. Following the Merger, the Company became a wholly-owned subsidiary of Parent, and each share of the Company’s outstanding common stock was cancelled and converted into the right to receive the same consideration, without interest, received by holders who tendered in the tender offer.

The $216,870,704 in aggregate cash consideration payable to holders of Shares tendered during the Offer, and all cash payable to holders of Shares for Shares to be converted into the right to receive the Offer Price upon the Merger was be provided through a mix of cash on hand, equity contributions from Parent’s existing shareholders, JAB Forest LLC and affiliates of BDT Capital Partners, LLC, and the issuance of debt to one of Parent’s affiliates.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 21, 2012 (the “Schedule 14D-9”), which is included as Exhibit 20.1 to this report, and (ii) the Tender Offer Statement on Schedule TO originally filed by Purchaser and Parent with the SEC on December 21, 2012 (the “Schedule TO”), which is included as Exhibit 20.2 to this report, and such information is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on December 17, 2013.

The information set forth below in Item 5.02 is incorporated by reference into this Item 5.01.

Copies of the press releases issued by Parent on January 23, 2013, announcing Purchaser’s acceptance for payment of Shares validly tendered prior to the expiration of the Offer and on January 24, 2013 announcing the completion of the Merger are attached as Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Merger Agreement, on January 24, 2013, the directors of Purchaser immediately prior to the effective time of the Merger became the directors of the Company following the Merger.

As of January 24, 2013, Joachim Creus, David Bell and Axel Bhat each assumed the role of director of the Company. Information about the new directors is contained in Annex I to the Schedule 14D-9. At the time Messrs. Creus, Bell and Bhat assumed the role of director it had not yet been determined which committees, if any, of the Board of Directors of the Company on which Messrs. Creus, Bell and Bhat would serve.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on December 17, 2012.

The other information required by Item 5.02 of Form 8-K is contained in the Schedule 14D-9, including the Information Statement comprising Annex I thereto, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

On January 24, 2013, pursuant to the Merger, the Company’s Third Amended and Restated Articles of Incorporation were amended and restated (the “Amended Charter”) and the Company’s Amended and Restated Bylaws were amended and restated (the “Amended Bylaws”).

The Amended Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Amended Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01.	Other Events.

On January 23, 2013, Parent issued a press release announcing that Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, and that payment for such Shares would be made promptly, in accordance with the terms of the Offer. On January 24, 2013, Parent issued a press release announcing the completion of the Merger. Copies of these press releases are attached as Exhibit 99.1 and 99.2 hereto and are incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1	Fourth Amended and Restated Articles of Incorporation, dated January 24, 2013

3.2	Second Amended and Restated Bylaws, dated January 24, 2013

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Caribou Coffee Company, Inc. (incorporated by reference in its entirety as originally filed with the SEC on December 21, 2012)

20.2	Tender Offer Statement on Schedule TO of Pine Merger Sub, Inc. and JAB Beech Inc. (incorporated by reference in its entirety as originally filed with the SEC on December 21, 2012)

99.1	Press Release issued by JAB Beech Inc. on January 23, 2013 (incorporated by reference to Exhibit a(5)(O) to the Tender Offer Statement on Schedule TO, as amended, filed with the Securities and Exchange Commission by Parent and Purchaser on January 23, 2013)

99.2	Press Release issued by JAB Beech Inc. on January 24, 2013

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

CARIBOU COFFEE COMPANY, INC.
(Registrant)

Dated: January 24, 2013	By:	/s/ Dan Lee
	Name:	Dan Lee
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Fourth Amended and Restated Articles of Incorporation, dated January 24, 2013

3.2	Second Amended and Restated Bylaws, dated January 24, 2013

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Caribou Coffee Company, Inc. (incorporated by reference in its entirety as originally filed with the SEC on December 21, 2012)

20.2	Tender Offer Statement on Schedule TO of Pine Merger Sub, Inc. and JAB Beech Inc. (incorporated by reference in its entirety as originally filed with the SEC on December 21, 2012)

99.1	Press Release issued by JAB Beech Inc. on January 23, 2013 (incorporated by reference to Exhibit a(5)(O) to the Tender Offer Statement on Schedule TO, as amended, filed with the Securities and Exchange Commission by Parent and Purchaser on January 23, 2013)

99.2	Press Release issued by JAB Beech Inc. on January 24, 2013